Exhibit 99.2

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

OFFER TO EXCHANGE 3.545 ORDINARY SHARES OF QIAGEN N.V.

OR

$61.25 IN CASH

FOR

EACH OUTSTANDING SHARE OF COMMON STOCK

OF

DIGENE CORPORATION

SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION

PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE RELATED

LETTER OF ELECTION AND TRANSMITTAL.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK TIME, ON FRIDAY, JULY 20, 2007, UNLESS THE OFFER IS

EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE

WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

June 15, 2007

To Brokers, Dealers, Commercial Banks,

  Trust Companies and Other Nominees:

We have been engaged by QIAGEN N.V., a company organized under the laws of The Netherlands (“QIAGEN”), to act as Information Agent in connection with the offer by QIAGEN and its wholly owned subsidiary, QIAGEN North American Holdings, Inc. (“QNAH”), to exchange each outstanding share of common stock, par value $.01 per share (the “Shares”), of Digene Corporation, a Delaware corporation (“Digene”), for (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, upon the terms and subject to the conditions, including the election and proration procedures, set forth in the prospectus dated June 15, 2007 (the “Prospectus”), and the Letter of Election and Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) enclosed herewith.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 3, 2007, by and among QIAGEN, QNAH, QIAGEN Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of QNAH (“Merger Sub”), and Digene (the “Merger Agreement”). A copy of the Merger Agreement is attached to the Prospectus as Annex A. The Merger Agreement provides, among other things, that following completion of the Offer and the satisfaction or, if permissible, waiver of all conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law, Digene will be merged with and into Merger Sub (the “Merger”). At the effective time of the Merger, each outstanding Share, excluding Shares owned by QIAGEN or any subsidiary of QIAGEN, any Shares held in treasury by Digene, and any dissenting shares (as defined in the Merger Agreement) that are not exchanged in the Offer, will be cancelled and converted into the right to receive (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, subject to the same election and proration procedures as those in the Offer. The Merger Agreement is more fully described in the section of the Prospectus entitled “The Merger Agreement”. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (AS DEFINED IN THE PROSPECTUS) THAT NUMBER OF SHARES WHICH CONSTITUTES AT LEAST

50.1% OF THE FULLY DILUTED SHARES OF DIGENE AND (II) THE APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR BEEN TERMINATED PRIOR TO THE EXPIRATION OF THE OFFER. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE “THE OFFER—CONDITIONS TO THE OFFER” IN THE PROSPECTUS.

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Prospectus, dated June 15, 2007;

2.	The Merger Agreement (attached as Annex A to the Prospectus);

3.	The Letter of Election and Transmittal for use in accepting the Offer, tendering Shares, electing to receive either ordinary shares of QIAGEN, cash, or a combination of such shares and cash, in exchange for Shares and for the information of your clients;

4.	The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Shares are not immediately available or if such certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the “Exchange Agent”) prior to the expiration of the Offer or if the procedures for book-entry transfer cannot be completed prior to the expiration of the Offer. The Notice of Guaranteed Delivery is included as part of the Letter of Election and Transmittal;

5.	The Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Digene;

6.	A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

7.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included as part of the Letter of Election and Transmittal); and

8.	A return envelope addressed to the Exchange Agent.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK TIME, ON FRIDAY, JULY 20, 2007, UNLESS THE OFFER IS EXTENDED.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), QIAGEN will accept for exchange Shares that are validly tendered prior to the expiration of the Offer and not theretofore properly withdrawn when, as and if QIAGEN gives oral or written notice to the Exchange Agent of QIAGEN’s acceptance of such Shares for exchange pursuant to the Offer. In all cases, payment for Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Exchange Agent’s account at The Depositary Trust Company (“DTC”), with any required signature guarantees, (ii) a Letter of Election and Transmittal or a duly executed copy thereof properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message (as defined in the Prospectus) and (iii) all other required documents.

If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures described in “The Offer — Procedures for Tendering Shares” in the Prospectus.

QIAGEN will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, QIAGEN will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Digene will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to QIAGEN, except as otherwise provided in the Letter of Election and Transmittal.

Any inquiries you may have with respect to the Offer or requests for additional copies of the enclosed materials should be addressed to Innisfree M&A Incorporated at the below contact information.

Very truly yours,

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York, 10022

Stockholders call toll-free: (877) 750-9499

Banks and Brokerage Firms, call collect: (212) 750-5833

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF QIAGEN, DIGENE, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THE FOREGOING IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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